AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2001.
                                              REGISTRATION FILE NO. 333-[      ]

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

    South Carolina                                        57-0525804
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                      Identification No.)

                               70 COMMERCE CENTER
                        GREENVILLE, SOUTH CAROLINA 29615
                           (864) 288-8877 (TELEPHONE)
          (Address, including Zip code, and telephone number, including area code, of registrant's principal executive offices)

          SPAN-AMERICA MEDICAL SYSTEMS, INC. 2000 RESTRICTED STOCK PLAN
          -------------------------------------------------------------
                              (Full title of plans)

            JAMES D. FERGUSON, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
                               70 COMMERCE CENTER
                        GREENVILLE, SOUTH CAROLINA 29615
                                 (864) 288-8877
                      ------------------------------------
(Name, address, and telephone number, including area code, of agent for service)

                                   Copies to:
                             ANDREW B. COBURN, ESQ.
                     WYCHE, BURGESS, FREEMAN & PARHAM, P.A.
                               POST OFFICE BOX 728
                      GREENVILLE, SOUTH CAROLINA 29602-0728
              (864) 242-8200 (TELEPHONE) (864) 235-8900 (FACSIMILE)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
                                  Proposed Maximum            Proposed Maximum
Title of Each Class               Amount to                   Offering Price            Aggregate           Amount of
of Securities to be Registered    be Registered               Per Security              Offering Price      Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock........                100,000 shares            $0                        $0                         $0
-----------------------------------------------------------------------------------------------------------------------------


                   The Exhibit Index appears on Page 6 hereof.

PART I:  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

         Not included in this Registration Statement but provided or to be provided by Span-America Medical Systems, Inc. (the "Company") to participants in the Span-America Medical Systems, Inc. 2000 Restricted Stock Plan (the "Plan") pursuant to Rule 428(b) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not included in this Registration Statement but provided or to be provided to Plan participants pursuant to Rule 428(b) of the Securities Act.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents or portions thereof are hereby incorporated by reference:

         The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, Commission File No. 0-11392.

         All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the Company's 2001 fiscal year.

            The description of the Company's common stock contained in the Company's Form 8-A filed with the Securities and Exchange Commission on or about October 20, 1986 (Commission File No. 0- 11392).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof, from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The law firm of Wyche, Burgess, Freeman & Parham, P.A., located in Greenville, South Carolina, is counsel to the registrant in connection with this Registration Statement and has passed on certain aspects of the legality of the common stock covered hereby. Mr. Shoemaker, a member of the law firm, is a director of the Company and is the owner of 27,000 shares of the Company's common stock and options to acquire an additional 3,000 shares.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 33-8-500 through 33-8-580 of the 1976 Code of Laws of South Carolina, as amended, (the "Code") relating to permissible, mandatory and court-ordered indemnification of directors and officers of South Carolina corporations in certain circumstances are set forth in Exhibit 99.2 of this Registration Statement and are incorporated herein by reference.

         Article V of the By-Laws of the Company provides for the indemnification of directors, employees and agents of the Company as set forth in Exhibit 99.3 of this Registration Statement and is incorporated herein by reference.

         The Company's Articles of Incorporation provide as follows:

         "A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involved gross negligence, intentional misconduct, or a knowing violation of law; (iii) imposed under Section 33-8-330 of the South Carolina Business Corporation Act of 1988 (improper distribution to shareholder); or (iv) for any transaction from which the director derived an improper personal benefit."

         Section 33-8-570 of the Code permits a corporation to purchase and maintain insurance on behalf of a person who is or was an officer or director. The Company does maintain directors' and officers' liability insurance at this time.

         The Plan provides for indemnification of members of the Board serving on the committee that administers the Plan as follows:

                  "No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee shall be fully protected by the Company, to the fullest extent permitted by applicable law, in respect to any such action, determination and interpretation."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.1   Specimen of certificate  of common  stock:  Incorporated  by  reference to
      Exhibit 1 to the Registration Statement on Form S-8 of the Registrant, File No. 33-32896.

4.2 Restated Articles of Incorporation: Incorporated by reference to Exhibit 3(a) to the Registration Statement on Form S-18 of the Registrant, File No 0-11392.

4.3   Amendment to Articles  of  Incorporation:  Incorporated  by  reference  to
      Exhibit 3.1.1 to the Form 10-K of the Registrant filed with the Commission for the fiscal year ended September 28, 1991, File No. 0-11392.

4.4   Amendment to Articles  of  Incorporation:  Incorporated  by  reference  to
      Exhibit 4.4 to the Form 10-Q of the Registrant filed with the Commission for the fiscal quarter ended March 28, 1992, File No. 0-11392.

4.5   Amendment to Articles of Incorporation dated March 31, 1993.

4.6   Amended and Restated Bylaws of the Company:  Incorporated  by reference to
      Exhibit 3 to the Form 10-Q of the Registrant filed with the Commission for the period ended March 29, 1997, File No. 0-11392.

4.7 Shareholder Rights Agreement dated September 20, 1993 between the Company and Wachovia Bank of North Carolina N.A., as rights agent: Incorporated by reference to Exhibit 2 to the current report on Form 8-K filed by the Company with the Commission on September 20, 1993.

5.1 Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of Span-America Medical Systems, Inc.

23.1  Consent of Elliott Davis, LLP.

23.2  Consent of Ernst & Young LLP.

23.3  Consent of Wyche, Burgess,  Freeman & Parham,  P.A.:  contained in Exhibit
      5.1.

24.1 Power of Attorney: Contained on the signature page of this Registration Statement.

99.1 Span-America Medical Systems, Inc. 2000 Restricted Stock Plan, effective as of February 2, 2000: Incorporated by reference to Appendix B of
      Schedule 14A relating to the Company's Proxy Statement dated December 27, 2000, Commission File No. 0-11392.

99.2 Sections 33-8-500 through -580 of the 1976 Code of Laws of South Carolina, as amended.

99.3 Article V of the Amended and Restated By-Laws of the Company dated February 4, 1997.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Span-America Medical Systems, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on December 18, 2001.

                                SPAN-AMERICA MEDICAL SYSTEMS, INC.



                                By: /s/  Richard C. Coggins
                                    -------------------------------------------
                                    Richard C. Coggins, Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James D. Ferguson and Richard C. Coggins, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all annexes thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:

SIGNATURE                                   TITLE                                           DATE

/s/ James D. Ferguson                       President, Chief Executive Officer           December 18, 2001
------------------------------              & Director (Principal Executive Officer)
James D. Ferguson

/s/ Richard C. Coggins                      Chief Financial Officer & Director           December 18, 2001
------------------------------              (Principal Financial Officer)
Richard C. Coggins

                                            Chairman of the Board of Directors           ___________, 2001
------------------------------
Thomas D. Henrion

/s/ Kenneth Bolt                            Director                                     December 18, 2001
------------------------------
B. Kenneth Bolt

/s/ Robert H. Dick                          Director                                     December 18, 2001
------------------------------
Robert H. Dick

/s/ Thomas F. Grady, Jr.                    Director                                     December 18, 2001
------------------------------
Thomas F. Grady, Jr.


                                       5

SIGNATURE                                   TITLE                                            DATE


/s/ Douglas E. Kennemore, M.D.              Director                                     December 18, 2001
------------------------------
Douglas E. Kennemore, M.D.

/s/ J. Ernest Lathem, M.D.                  Director                                     December 18, 2001
------------------------------
J. Ernest Lathem, M.D.

/s/ James M. Shoemaker, Jr.                 Director                                     December 18, 2001
------------------------------
James M. Shoemaker, Jr.



                        INDEX TO EXHBITS CONTAINED HEREIN

Exhibit

4.5   Amendment to Articles of Incorporation dated March 31, 1993.

5.1 Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of Span-America Medical Systems, Inc.

23.1  Consent of Elliott Davis, LLP.

23.2  Consent of Ernst & Young LLP.

23.3  Consent of Wyche, Burgess,  Freeman & Parham,  P.A.:  Contained in Exhibit
      5.1.

24.1 Power of Attorney: Contained on the signature page of this Registration Statement.

99.2 Sections 33-8-500 through -580 of the 1976 Code of Laws of South Carolina, as amended.

99.3 Article V of the Amended and Restated By-Laws of the Company dated February 4, 1997.






                                       6